LEUCADIA NATIONAL CORPORATION                              Exhibit 21
Subsidiaries as of December 31, 2006
                                                        State/Country of
Name                                                     Incorporation
----                                                     -------------


Baldwin Enterprises, Inc.                                 Colorado
NSAC, Inc.                                                Colorado
RRP, Inc.                                                 Colorado
12103 Hickman Road LLC                                    Delaware
A3D Automotive, LLC                                       Delaware
AIC Financial Corporation                                 Delaware
American Investment Company                               Delaware
Antilles Crossing International, LP                       Delaware
Antilles Crossing, LP                                     Delaware
Baldwin Aircraft Leasing, LLC                             Delaware
Baldwin Carib, LP                                         Delaware
Baldwin Carter Corp.                                      Delaware
Baldwin-CIS L.L.C.                                        Delaware
Baldwin Energy, Inc.                                      Delaware
Baldwin Indiana Energy, Inc.                              Delaware
BEI LNG Development Corp.                                 Delaware
BELLPET, Inc.                                             Delaware
BHR Holdings, Inc.                                        Delaware
BIA Investments, LLC                                      Delaware
Burlington Equipment, LLC                                 Delaware
Burnham Developer, LLC                                    Delaware
Chicago Clean Energy, LLC                                 Delaware
Cloudrock Land Company, LLC                               Delaware
Conwed Corporation                                        Delaware
Conwed Plastics, LLC                                      Delaware
Conwed Plastics Acquisition Company, LLC                  Delaware
CP Two Louisiana, LLC                                     Delaware
CP Two Louisiana Member, LLC                              Delaware
CPTL Acquisition, LLC                                     Delaware
CX Aviation, LLC                                          Delaware
CXL Aviation, LLC                                         Delaware
Double Canyon Vineyards, LLC                              Delaware
Garcadia Auto, LLC                                        Delaware
Glen Cove TND, LLC                                        Delaware
GL Dodge City, LLC                                        Delaware
GL Iowa, LLC                                              Delaware
GL Southtown, LLC                                         Delaware
Goober Drilling, LLC                                      Delaware
Idaho Holding Corp.                                       Delaware
IH Communications, LLC                                    Delaware
Indiana Gasification, LLC                                 Delaware
Jefferson Way LLC                                         Delaware
Jericho One Corp.                                         Delaware
Lake Charles Corp.                                        Delaware
Lake Charles Cogeneration LLC                             Delaware
LCH Opportunities, LLC                                    Delaware
Leucadia Aviation, Inc.                                   Delaware
Leucadia Cellars, Ltd.                                    Delaware
Leucadia Cellars and Estates, LLC                         Delaware
Leucadia-Eagle Corporation                                Delaware
Leucadia LLC                                              Delaware
Leucadia Property Holdings, Ltd.                          Delaware
Leucadia Symphony, Ltd.                                   Delaware
LNC Investments, LLC                                      Delaware
LNG Development Company, LLC                              Delaware

LEUCADIA NATIONAL CORPORATION                              Exhibit 21
Subsidiaries as of December 31, 2006, continued


                                                        State/Country of
Name                                                     Incorporation
----                                                     -------------

LP Valley Bio-Power, LLC                                  Delaware
L-Credit, LLC                                             Delaware
LR Credit, LLC                                            Delaware
LR Credit 1, LLC                                          Delaware
LR Credit 2, LLC                                          Delaware
LR Credit 3, LLC                                          Delaware
LUK-A3D, LLC                                              Delaware
LUK-Acquisition III, LLC                                  Delaware
LUK-Asia LLC                                              Delaware
LUK Broadcasting, LLC                                     Delaware
LUK-Burlington Holdings, LLC                              Delaware
LUK-Carib, LLC                                            Delaware
LUK Clec LLC                                              Delaware
LUK-Fortescue, LLC                                        Delaware
LUK-Goober, LLC                                           Delaware
LUK-HY Fund, LLC                                          Delaware
LUK-MB Corp.                                              Delaware
LUK-MB1, LLC                                              Delaware
LUK-MB2, LLC                                              Delaware
LUK-MB3, LLC                                              Delaware
LUK-MB4, LLC                                              Delaware
LUK-MB5, LLC                                              Delaware
LUK-MB1 Holdings, LLC                                     Delaware
LUK-Myrtle Beach, LLC                                     Delaware
LUK-PCI, LLC                                              Delaware
LUK-PCI Energy Venture, LLC                               Delaware
LUK-Ranch Entertainment, LLC                              Delaware
LUK-Saffran, LLC                                          Delaware
LUK-Shop, LLC                                             Delaware
LUK-Symphony, LLC                                         Delaware
LUK-Symphony Management, LLC                              Delaware
LUK-TTP, LLC                                              Delaware
LUK-Visible, LLC                                          Delaware
LUK-WL Corp.                                              Delaware
Lympus, LLC                                               Delaware
Maine Isles, Inc.                                         Delaware
Maine Seaboard Realty, LLC                                Delaware
MK Resources LLC                                          Delaware
Mundano, LLC                                              Delaware
Nead Corporation                                          Delaware
Neward Corporation                                        Delaware
North East Point Land Co., LLC                            Delaware
One Technology Center, LLC                                Delaware
Pine Ridge Winery, LLC                                    Delaware
Rastin Investing Corp.                                    Delaware
Stillwater Holdings, LLC                                  Delaware
Symphony Health Services, Inc.                            Delaware
Terra Thermal Power, LLC                                  Delaware
TX Energy, LLC                                            Delaware
Draper Lake, LLC                                          Florida
LUK-Draper, Inc.                                          Florida
Rosemary Beach Cottage Rental Company                     Florida
Rosemary Beach Land Company                               Florida
Rosemary Beach Realty, Inc.                               Florida
Alumni Forest Products, LLC                               Georgia
Idaho Timber, LLC                                         Idaho

LEUCADIA NATIONAL CORPORATION                              Exhibit 21
Subsidiaries as of December 31, 2006, continued


                                                        State/Country of
Name                                                     Incorporation
----                                                     -------------

Idaho Timber of Boise, LLC                                Idaho
Idaho Timber of Texas, LLC                                Idaho
Idaho Timber of Kansas, LLC                               Idaho
Idaho Timber of North Carolina, LLC                       Idaho
Idaho Timber of Albuquerque, LLC                          Idaho
Idaho Timber of Montana, LLC                              Idaho
Idaho Timber of Idaho, LLC                                Idaho
Idaho Timber of Mountain Home, LLC                        Idaho
Idaho Timber of Cartage, LLC                              Idaho
Idaho Cedar Sales, LLC                                    Idaho
College Life Development Corporation                      Indiana
Professional Data Management, LLC                         Indiana
Polynet, Inc.                                             Massachusetts
TTP Corporation                                           Nevada
Empire Insurance Company                                  New York
HWB Ventures, Inc.                                        New York
Leucadia Investors, Inc.                                  New York
LR Credit 4, LLC                                          New York
LR Credit 5, LLC                                          New York
LR Credit 6, LLC                                          New York
LR Credit 7, LLC                                          New York
LR Credit 8, LLC                                          New York
LR Credit 9, LLC                                          New York
LR Credit 10, LLC                                         New York
LR Credit 11, LLC                                         New York
LR Credit 12, LLC                                         New York
LUK-REN, Inc.                                             New York
New Suffolk Land Co. LLC                                  New York
New Suffolk Land Co. I LLC                                New York
New Suffolk Land Co. II LLC                               New York
New Suffolk Land Co. III LLC                              New York
New Suffolk Land Co. IV LLC                               New York
PLRC, Inc.                                                New York
Phlcorp, Inc.                                             Pennsylvania
American Investment Holdings, LLC                         Utah
Aviation Leasing Company, LLC                             Utah
Baxter Investment Company, LLC                            Utah
Leucadia Financial Corporation                            Utah
Leucadia International Corporation                        Utah
Leucadia Properties, Inc.                                 Utah
Silver Mountain Industries, Inc.                          Utah
Telluride Properties Acquisition, Inc.                    Utah
Terracor II                                               Utah
WMAC Investment Corporation                               Wisconsin
Canadian International Power Company Limited              Wyoming
AC (Barbados) IBC, Inc.                                   Barbados
Tele (Barbados) Inc.                                      Barbados
Conwed Plastics NV                                        Belgium
Iguazu Ventures, Ltd.                                     British Virgin Islands
LUK-Japan Ltd.                                            British Virgin Islands
LUK Jersey (Holding) Limited                              Jersey
LUK (Jersey) Limited                                      Jersey
Antilles Crossing Holding Company (St. Lucia) Limited     St. Lucia
Antilles Crossing (St. Lucia) Limited                     St. Lucia
Antilles Crossing - St. Croix, Inc.                       U.S. Virgin Islands




Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2006.